Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Amended and Restated 2007 Stock Option Plan of ARC Wireless Solutions, Inc. of our report dated March 29, 2007, with respect to the audits of the financial statements for the years ended December 31, 2006 and 2005, which appears in the Annual Report Form 10-K of ARC Wireless Solutions, Inc. for the year ended December 31, 2006.




HEIN & ASSOCIATES LLP

Denver, Colorado
September 18, 2007